EXHIBIT 10.1

                  SEPARATION, RELEASE AND CONSULTING AGREEMENT
                  --------------------------------------------


     AMCORE Financial, Inc. (the "Company") and Robert J. Meuleman ("Executive") enter into this Separation, Release and Consulting Agreement (this "Agreement"), which was signed by Executive on the ____ day of __________, 2002 and is effective on the ____ day of July, 2002 (the eighth day after the date signed by Executive).

                              W I T N E S S E T H :
                               - - - - - - - - - -

     WHEREAS, Executive has been employed by the Company as its Chief Executive Officer;

     WHEREAS, Executive and the Company have agreed that Executive will resign from his position as the Company's Chief Executive Officer on June 30, 2002, but remain an employee and the Chairman of the Board of the Company until December 31, 2002; and

     WHEREAS, Executive and the Company have negotiated and reached an agreement with respect to all rights, duties and obligations arising between them, including, but in no way limited to, any rights, duties and obligations that have arisen or might arise out of or are in any way related to Executive's employment with the Company and the conclusion of that employment.

     NOW, THEREFORE, in consideration of the covenants and mutual promises herein contained, it is agreed as follows:

     Section 1. Executive hereby resigns from his position as Chief Executive Officer and from all appointments he holds with the Company and its affiliates, effective as of June 30, 2002, except that he will remain the Chairman of the Board of the Company and continue to perform substantially all acts necessary or advisable to fulfill the duties and responsibilities of his position until his resignation therefrom on December 31, 2002. Executive understands and agrees that his employment with the Company will continue until the close of business on December 31, 2002 (the "Termination Date"). After December 31, 2002, Executive is no longer required to perform any services for the Company except as set forth in Section 3 hereof, and is thus no longer authorized to incur any expenses, obligations or liabilities on behalf of the Company, unless specifically authorized herein or directed by an executive officer of the Company.

     Section 2. The Company hereby agrees to pay Executive the amount of $210,000 for the period from July 1, 2002 through December 31, 2002 (the "Salary Continuation Period"), through the normal payroll process of bi-weekly payments (collectively, the "Salary Continuation Payments"), less all applicable withholding taxes and other customary payroll deductions. The Salary Continuation Payments will commence on the first payroll date following July 1, 2002. In the event of the

Executive's death prior to the Termination Date, the Salary Continuation Payments shall cease and, except to the extent benefits contemplated herein are expressly provided by their terms to heirs and beneficiaries, the Company shall have no further obligations to Executive's heirs or beneficiaries under this Agreement.

     Section 3. The Company hereby engages Executive as a consultant and advisor with respect to its banking businesses and their operations for the compensation hereinafter set forth, and Executive hereby accepts this engagement for such compensation. The Company agrees to pay Executive from January 1, 2003 through December 31, 2007 (the "Consulting Period"), the amount of $60,000 annually in equal monthly installments on the last day of the month (collectively, the "Consulting Payments"). Executive's engagement under this paragraph shall commence on January 1, 2003, and shall terminate on December 31, 2007. Notwithstanding anything herein to the contrary, this engagement shall terminate if Executive dies; thereafter, the Company shall have no further obligations under this Section 3 to Executive, his heirs or beneficiaries. Upon reasonable request, Executive shall advise the Company and its subsidiaries with respect to their businesses and operations within the general areas of his knowledge and shall remain available for such reasonable consulting, advisory services and such other assignments as may reasonably be requested from time to time and agreed to by Executive, which agreement shall not be unreasonably withheld. Executive shall perform his duties in such manner, at such times and at such places as the Company may reasonably request and Executive agrees, which agreement shall not be unreasonably withheld. In no event shall Executive be required to devote more than 300 hours in any one year to the performance of such consulting services; provided, however that such consulting services shall be scheduled so that they will not interfere with other employment of Executive during normal business hours. The Company shall reimburse Executive for all reasonable expenses, including travel expenses, necessarily incurred by him in the performance of his obligations under this paragraph; provided, however, that
(a) Executive shall submit to the Company appropriate documentation for such expenses within 30 days after the end of the month in which such expense has been incurred and that (b) the Company shall have approved the expenditure of any expense exceeding $250 prior to the incurrence of such expense. The parties agree that, insofar as this paragraph is applicable, Executive shall at all times be an independent contractor and not an agent, employee or representative of the Company or its subsidiaries and that he shall have no power under this Agreement to bind or obligate the Company or its subsidiaries in any way whatsoever.

     Section 4. Executive acknowledges and agrees that other than as specifically set forth in this Agreement, he is not and will not be due any compensation, including, but not limited to, compensation for unpaid salary (except for amounts, if any, of accrued or unused but earned vacation time or vacation pay from the Company or any of its affiliates), unpaid bonus, and severance, and as of January 1, 2003, except as expressly provided herein, he will not be eligible to participate in any of the benefit plans of the Company or any of its affiliates, whether currently existing or not, including without limitation, the AMCORE Financial Security Plan (the "Security Plan"), the AMCORE Financial, Inc. Deferred Compensation Plan (the "Deferred Compensation

Plan"), stock purchase plans, travel accident insurance, personal accident insurance, accidental death and dismemberment insurance and short-term and long-term disability insurance. Executive also acknowledges and agrees that no provision in this Agreement shall limit the authority of the Company, including but not limited to a committee or administrator of the Company, to interpret the terms and conditions of the Company's benefit plans and policies.

     Section 5. The Company also hereby acknowledges and agrees that Executive shall continue to participate in the Company's currently existing bonus plans through the Termination Date, and any bonuses that Executive may be eligible to receive under such bonus plans during the Salary Continuation Period shall be based on the performance of the Company during the 2002 year. Further, for purposes of the Company's Long Term Incentive Plan (the "LTIP"), Executive shall be treated as if he had remained an employee of the Company through December 31, 2004; provided, however, that Executive shall only be eligible for payments thereunder based exclusively on the grant to Executive under the LTIP on January 2, 2002 and the performance of the Company during the 2002-2004 period with respect to such grant, as reasonably determined by the Compensation Committee of the Board of Directors of the Company pursuant to the terms and conditions of such plan.

     Section 6. The Company hereby acknowledges and agrees that Executive shall continue to participate in the Security Plan, the Deferred Compensation Plan and the AMCORE Financial, Inc. Supplemental Executive Retirement Plan (the "SERP") through the Termination Date. Executive's interest in the Security Plan and Deferred Compensation Plan, including but not limited to the amount and timing of distributions under each plan, shall be made in accordance with the terms and conditions of each such plan, as such plans are in effect from time to time. Executive's benefit under the SERP shall be determined in accordance with the terms and conditions of the SERP except for the following express modifications:

     a. Executive shall begin receiving benefits payable under the SERP as of January 1, 2003;

     b. The assumed interest rate that shall be used to calculate Executive's retirement benefit in accordance with Section 4.2(a) of the SERP shall be six percent; and

     c. Executive's retirement benefit shall be payable in the form of a single life 15-year certain annuity based on the life expectancy of Executive.

     Section 7. To the extent unvested, all of Executive's options to acquire shares of the Company common stock ("Common Stock") shall fully vest and become exercisable as of the Termination Date. Notwithstanding anything to the contrary in any applicable stock incentive plan or option agreement, Executive's options listed on Exhibit A may be exercised until the earlier of (i) the third anniversary of the Termination Date or (ii) the expiration of the term of each specific option as set forth in Executive's applicable option agreements, and otherwise in accordance with the terms of such options, and shall thereafter terminate to the extent not previously exercised. To the extent there are restrictions on any award of restricted Common Stock to Executive as listed on Exhibit A, such restrictions shall lapse as of the Termination Date. The parties acknowledge and agree that the options and restricted stock as listed on Exhibit A comprise all of the options to acquire Common Stock and restricted Common Stock held by Executive as of the date hereof.

     Section 8. The Company shall provide Executive and his current spouse, at no cost to Executive or his current spouse, with medical and dental benefits, which are substantially similar to those offered to similarly situated active employees of the Company, until the earlier of (i) the date in which Executive obtains age 65 or (a) the date in which Executive obtains other full-time employment with an employer which provides health insurance coverage and Executive becomes a participant therein. In connection with the provision of such continued medical and dental benefits to Executive by the Company, if requested by the Company, Executive shall elect to continue his participation (and if applicable, his spouse) in the Company's group health (medical and dental) insurance benefit plan presently available to the Company's executives pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). In the event of Executive's death prior to age 65, such health insurance continuation to Executive and his spouse shall cease upon Executive's death and the Company shall have no further obligations to Executive's heirs or beneficiaries with respect to the benefits provided in this Section 8, except that any qualified beneficiary of Executive may elect COBRA coverage, at the qualified beneficiary's expense, to the extent the Company is required to offer such coverage to such qualified beneficiary under COBRA. In accordance with the policies and procedures of the Company, at age 65, Executive may purchase, at Executive's sole expense, supplemental health insurance coverage by the Company, at the same rate offered to retirees of the Company.

     Section 9. In accordance with Section 4.1(b) of the Executive Insurance Agreement, by and between the Company and Executive, dated as of August 10, 1998 (the "Insurance Agreement"), Executive hereby agrees to waive all post-retirement life insurance benefits from the Company effective as of the Termination Date. Executive hereby acknowledges and agrees that the Insurance Agreement shall terminate as of the Termination Date, and that unless Executive pays to the Company the amount determined pursuant to Section 4.3 of the Insurance Agreement in accordance with the terms and conditions of the Insurance Agreement, Executive has no interest or right with respect to the Policy (as defined under the Insurance Agreement) as of the Termination Date.

     Section 10. Until the earlier of (i) the date on which Executive obtains age 65 or (ii) Executive's death, the Company shall (a) continue to provide Executive use of the automobile that was regularly used by Executive to perform his duties as Chief Executive Officer of the Company, (b) pay Executive's annual membership dues as assessed by the Rockford Country Club and (c) at no cost to Executive, provide Executive with up to $3,500 of financial planning benefits in accordance with the terms of the Company program in which the Executive participated immediately before the Termination Date.

     Section 11. The Company shall indemnify, in accordance with and to the fullest extent permitted by applicable law, statutes and regulations as they may exist from time to time, Executive if he becomes a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("Claim"), by reason of the fact that he was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation (including but not limited to a subsidiary or affiliate of the Company), partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding. Expenses of Executive incurred in defending a civil or criminal action, suit or proceeding will be paid by the Company as they are incurred upon receipt of an undertaking by or on behalf of Executive to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company. The Company's obligations described in the paragraph shall continue for a period of not less than five (5) years after the Termination Date; provided, however, that all rights to indemnification in respect of any Claim asserted or made within such period shall continue until the final disposition of such claim.

     Section 12. At all times after the Termination Date, Executive will maintain the confidentiality of all information in whatever form concerning the Company or any of its affiliates relating to its or their businesses, customers, finances, strategic or other plans, marketing, employees, trade practices, trade secrets, know-how or other matters which are not generally known outside the Company, and Executive will not, directly or indirectly, make any disclosure thereof to anyone, or make any use thereof, on his own behalf or on behalf of any third party, unless specifically requested by or agreed to in writing by an executive officer of the Company. Executive has returned or will immediately return to the Company all reports, files, memoranda, records, computer equipment and software, credit cards, cardkey passes, door and file keys, computer access codes or disks and instructional manuals, and other physical or personal property which he received or prepared or helped prepare in connection with his employment with the Company, its subsidiaries and affiliates, and Executive has not retained and will not retain any copies, duplicates, reproductions or excerpts thereof.

     Section 13. From the date Executive signs this Agreement until the end of the Consulting Period,

     (a) Executive will not, directly or indirectly, solicit, entice, persuade or induce (or authorize or assist in the taking of any such actions by any third party) any employee of the Company or its affiliates or any person employed by the Company or its affiliates for the purpose of being hired by Executive or any other person; and

     (b) Executive will not, directly or indirectly, solicit, entice, persuade or induce (or authorize or assist in the taking of any such actions by any third party) any person or entity who is known to Executive to be or have been a customer or supplier of the Company within the two-year period immediately preceding the Termination Date to terminate his, her or its relationship with the Company or initiate or expand his, her or its relationship with a competitor of the Company.

     Section 14. From the date Executive signs this Agreement until the end of the Consulting Period, Executive will not directly or indirectly engage in, invest in, participate in the management (with or without pay) of, or act as a consultant (with or without pay) for or employee of, any business operation of any enterprise if such operation or business significantly competes with the business of the Company in, and has an office in, the area within one hundred fifty (150) miles of the Company's current executive offices in Rockford, Illinois (excluding Cook County, Illinois and Milwaukee County, Wisconsin).

     Section 15. At all times after the date Executive signs this Agreement, Executive will not disparage or criticize, orally or in writing, the business, products, policies, decisions, directors, officers or employees of the Company or any of its operating divisions, subsidiaries or affiliates to any person.

     Section 16.

     (a) In consideration for the payments and benefits provided herein, Executive, on behalf of himself, his heirs, executors, administrators, assigns, affiliates and agents do hereby knowingly and voluntarily release, acquit and forever discharge the Company and any affiliates, successors, assigns and past, present and future directors, officers, employees, trustees and shareholders (the "Amcore Released Parties") from and against any and all charges, complaints, claims, cross-claims, third-party claims, counterclaims, contribution claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses of any nature whatsoever, known or unknown, suspected or unsuspected, foreseen or unforeseen, matured or unmatured, which, at any time up to and including the date that Executive signs this Agreement, exists, have existed, or may arise from any matter whatsoever occurring, including, but not limited to, any claims arising out of or in any way related to Executive's employment with the Company or its affiliates and the conclusion thereof, which Executive, or any of his heirs, executors, administrators and assigns and affiliates and agents ever had, now has or at any time hereafter may have, own or hold against the Amcore Released Parties. Executive acknowledges that, in exchange for this release, the Company is providing Executive with a total consideration, financial and otherwise, which exceeds what Executive would have received had Executive not given this release.

     (b) Except to the extent that such waiver is precluded by law, order, or regulation, the Executive further agrees forever that he will not file, initiate, or cause to be filed or initiated, any claim, charge, suit, complaint, grievance, action, or cause of action based upon, arising out of, or relating to any claim, demand, or cause of action released herein, nor shall he participate, assist or cooperate in any claim, charge, suit, grievance, complaint, action or proceeding regarding any of the Amcore Released Parties, whether before a court or administrative agency or otherwise. Furthermore, Executive agrees that he will waive the right to seek or be entitled to any award of equitable or monetary relief in any action or proceeding brought on his behalf, that arises out of the matters released by him under this Agreement. If Executive is identified in any action related in any way to the matters released or waiver herein, he agrees that he shall permanently opt out of the class at the first available opportunity.

     (c) By executing this Agreement, Executive is waiving all claims against the Amcore Released Parties arising under federal, state and local labor and anti-discrimination laws and any other restriction on the right to terminate employment, including, without limitation, claims arising under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, and the Illinois Human Rights Act, all as amended.

     (d) EXECUTIVE SPECIFICALLY WAIVES AND RELEASES THE AMCORE RELEASED PARTIES FROM ALL CLAIMS EXECUTIVE MAY HAVE AS OF THE DATE EXECUTIVE SIGNS THIS AGREEMENT REGARDING CLAIMS OR RIGHTS ARISING UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, 29 U.S.C. Section 621 ("ADEA"). EXECUTIVE FURTHER
AGREES: (i) THAT EXECUTIVE'S WAIVER OF RIGHTS UNDER THIS RELEASE IS KNOWING AND VOLUNTARY AND IN COMPLIANCE WITH THE OLDER WORKER'S BENEFIT PROTECTION ACT OF 1990; (ii) THAT EXECUTIVE UNDERSTANDS THE TERMS OF THIS RELEASE; (iii) THAT THE SALARY CONTINUATION PAYMENTS AND OTHER BENEFITS CALLED FOR IN THIS AGREEMENT WOULD NOT BE PROVIDED TO ANY EMPLOYEE TERMINATING HIS OR HER EMPLOYMENT WITH THE COMPANY WHO DID NOT SIGN A RELEASE SIMILAR TO THIS RELEASE, THAT SUCH PAYMENTS AND BENEFITS WOULD NOT HAVE BEEN PROVIDED HAD EXECUTIVE NOT SIGNED THIS RELEASE, AND THAT THE PAYMENTS AND BENEFITS ARE IN EXCHANGE FOR THE SIGNING OF THIS RELEASE; (iv) THAT EXECUTIVE HAS BEEN ADVISED IN WRITING BY THE COMPANY TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS RELEASE; (v) THAT THE COMPANY HAS GIVEN EXECUTIVE A PERIOD OF AT LEAST TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER THIS RELEASE OF HIS RIGHTS UNDER ADEA, ALTHOUGH HE MAY SIGN THIS AGREEMENT SOONER IF HE SO DESIRES; (vi) THAT EXECUTIVE REALIZES THAT HE HAS SEVEN (7) DAYS FROM THE DATE HE SIGNS THIS AGREEMENT IN WHICH TO REVOKE THIS RELEASE BY WRITTEN NOTICE TO THE UNDERSIGNED; AND (vii) THAT THIS ENTIRE AGREEMENT SHALL BE VOID AND OF NO FORCE AND EFFECT IF EXECUTIVE CHOOSES TO SO REVOKE, AND IF EXECUTIVE CHOOSES NOT TO SO REVOKE, THAT THIS AGREEMENT AND RELEASE THEN BECOME EFFECTIVE AND ENFORCEABLE.

     (e) In consideration for the releases and other commitments provided herein by Executive, the Company, on behalf of itself, its present, past and future shareholders, directors, and officers, and its subsidiaries, affiliates, successors, assigns, and agents, does hereby knowingly and voluntarily release, acquit and forever discharge Executive, his heirs, executors, administrators, assigns, affiliates and agents, from and against any and all charges, complaints, claims, cross-claims, third-party claims, counterclaims, contribution claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses of any nature whatsoever, known or unknown, suspected or unsuspected, foreseen or unforeseen, matured or unmatured, which, at any time up to and including the date that Executive signs this Agreement, exists, have existed or may arise from any matter whatsoever occurring, including, but not limited to, any claims arising out of or in any way related to Executive's employment with and/or actions taken on behalf of, the Company or its affiliates or subsidiaries which the Company, any of its present, past and future shareholders, directors, or officers, or any of its subsidiaries, affiliates, successors, assigns or agents ever had, now has or at any time hereafter may have, own or hold against Executive, his heirs, executors, administrators, assigns, affiliates or agents; provided, however, that notwithstanding the foregoing, the release set forth herein shall not apply to, and shall have no effect with respect to, claims, liabilities, damages, actions, costs, losses and expenses arising out of Executive's actions which are finally determined by a court of competent jurisdiction to have been a felony violation of criminal law directed against the Company.

     Section 17. Executive represents to the Company that in executing this Agreement he does not rely and has not relied upon any representation or statement not set forth herein made by the Company or by any of the Company's agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.

     Section 18. Executive acknowledges by signing this Agreement that Executive has read and understands this document, that Executive has conferred with or had opportunity to confer with Executive's attorney regarding the terms and meaning of this Agreement, that Executive has had sufficient time to consider the terms provided for in this Agreement, that no representations or inducements have been made to Executive except as set forth in this Agreement, and that Executive has signed the same KNOWINGLY AND VOLUNTARILY.

     Section 19. Except for the provisions of Section 7 relating to indemnification which shall be governed by Nevada law, this Agreement will be governed by and construed and enforced under the laws of the State of Illinois, without regard to its conflict of laws rules. Except for any action brought by the Company to specifically enforce the provisions of this Agreement, any proceeding relating to this Agreement shall be brought in a state or federal court located in Winnebago County, Illinois. The Company and Executive hereby consent to personal jurisdiction in any such action and to service of process by mail at the addresses set forth herein and waive any objection to venue in any such Illinois court.

     Section 20. In the event that any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions contained in this Agreement is held to be excessively broad as to duration, scope, activity or subject, such provisions will be construed by limiting and reducing them so as to be enforceable to the maximum extent compatible with applicable law.

     Each party acknowledges and agrees that the other party will or would suffer irreparable injury in the event of a breach or violation or threatened breach or violation of any provision of this Agreement and therefore agrees that, in the event of an actual or threatened breach or violation of such provisions, the other party shall be awarded injunctive relief in a court of appropriate jurisdiction to prohibit or remedy any such violation or breach or threatened violation or breach, without the necessity of posting any bond or security, and such right to injunctive relief shall be in addition to any other right or remedy available to the other party.

     Section 21. Any notice to be given hereunder shall be in writing and shall be deemed given when mailed by certified mail, return receipt requested, addressed as follows:

                           To Executive at:

                           Robert J. Meuleman
                           5329 Gingeridge Lane
                           Rockford, IL 61114

                           with a copy to:

                           Robert E. Dallman
                           Reinhart Boerner Van Deuren
                           1000 North Water Street, Suite 2100
                           Milwaukee, WI 53202

                           To the Company at:

                           AMCORE Financial, Inc.
                           501 Seventh Street
                           Rockford, Illinois 61104
                           Attention:  James Waddell

                           with a copy to:

                           William R. Kunkel
                           Skadden, Arps, Slate, Meagher & Flom LLP
                           333 West Wacker Drive

                           Suite 2100
                           Chicago, Illinois 60606

     Section 22. This Agreement sets forth the entire agreement between the parties hereto and may not be changed without the written consent of the parties. This Agreement supersedes all prior agreements, understandings and proposals, whether oral or written, by either party or by any officer, employee or representative of either party hereto. The parties may execute this Agreement in two or more counterparts each of which shall be deemed an original and all of which shall constitute one and the same instrument. Executive also acknowledges and agrees that Executive's Amended and Restated Transitional Compensation Agreement, dated as of December 18, 2001, shall terminate effective as of June 30, 2002, and thereafter shall be null and void.

     Section 23. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement, by operation of law or otherwise. In the event that a successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company fails to perform this Agreement, Executive shall be entitled to recover any legal fees and expenses incurred in enforcing this Agreement against such successor.

     Section 24. The Company and Executive agree that neither this Agreement nor the performance by the parties hereunder constitutes an admission by any of the parties released in Section 16 of any violation of any federal, state or local law, regulation, common law, breach of any contract or any other wrongdoing of any type.

     Section 25. The Company will pay the reasonable legal expenses (as shown on appropriate documentation) incurred by Executive in connection with the negotiation and preparation of this Agreement up to $10,000.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the signing date set forth above.



                                    AMCORE FINANCIAL, INC.



_________________________           By:  _________________________
   Robert J. Meuleman               Name:
                                    Title:

                                    EXHIBIT A

----------------------------------------------------------------------------------------------------------------

Grant Date           Expiration    Plan ID    Grant Type           Options      Option Price     Options
                     Date                                          Granted                       Outstanding
----------------------------------------------------------------------------------------------------------------
    05/18/1994        05/18/2004     1992        Non-Qualified       18,000       $13.000000         18,000
----------------------------------------------------------------------------------------------------------------

    05/09/1995        05/09/2005     1995        Non-Qualified       19,500       $12.750000         19,500
----------------------------------------------------------------------------------------------------------------

    05/15/1996        05/15/2006     1995        Non-Qualified       25,500       $13.333400         25,500
----------------------------------------------------------------------------------------------------------------

    05/21/1997        05/21/2007     1995        Non-Qualified       60,000       $18.500000         60,000
----------------------------------------------------------------------------------------------------------------

    05/20/1998        05/20/2008     1995        Non-Qualified       18,000       $25.500000         18,000
----------------------------------------------------------------------------------------------------------------

    08/13/1999        08/13/2009     1995        Non-Qualified       35,000       $23.406500         35,000
----------------------------------------------------------------------------------------------------------------

    01/03/2000        01/03/2010     1995         Restricted          4,378       $22.844000         4,378
----------------------------------------------------------------------------------------------------------------

    05/09/2000        05/09/2010     2000        Non-Qualified       35,000       $19.281500         35,000
----------------------------------------------------------------------------------------------------------------

    01/02/2001        01/02/2011     2000         Restricted          5,008       $19.969000         5,008
----------------------------------------------------------------------------------------------------------------

    05/16/2001        05/16/2011     2000        Non-Qualified       40,000       $20.150000         40,000
----------------------------------------------------------------------------------------------------------------

    11/07/2001        05/19/2003     2000      Non-Qualified/RL      10,284       $22.100000         10,284
----------------------------------------------------------------------------------------------------------------

    01/10/2002        01/10/2009     2000        Non-Qualified       66,408       $22.705000         66,408
----------------------------------------------------------------------------------------------------------------

    05/15/2002        05/15/2009     2000        Non-Qualified       54,934       $24.505000         54,934
----------------------------------------------------------------------------------------------------------------

  Optionee Total                                                     392,012                        392,012
----------------------------------------------------------------------------------------------------------------